Exhibit 99.1

SUBSCRIPTION AGREEMENT

Kinglake Resources Inc.
8720 Maple Grove Cres.
Burnaby, British Columbia
Canada V5A 4G5

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser" ) is purchasing _______________________________________________ (__________) shares of Common Stock of Kinglake Resources Inc. (the "Company") at a price of $0.10 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Xuan Song and/or Ms. Wen Shi solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Song and Ms. Shi.

MAKE CHECK PAYABLE TO: Kinglake Resources Inc.

Executed this _____ day of ___________________, 2006.

__________________________________           _______________________________________

__________________________________           Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________       X $0.10       ___________   =       US$__________

Number of Shares Purchased                                                             Total Subscription Price

Form of Payment: Cash:_______ Check #: _________________Other: ______________________

KINGLAKE RESOURCES INC.

By: ________________________________________

Title: ______________________________________